Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE NEW YORK 10036-6522 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com June 2, 2015

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Endo International plc

Minerva House

Simmonscourt Road

Ballsbridge, Dublin 4

Ireland

Re:	Endo International plc, Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special U.S. counsel to Endo International plc, a public limited company organized under the laws of Ireland (the “Company”), in connection with the automatic shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) ordinary shares, nominal value $0.0001 per share (“Ordinary Shares”); (ii) debt securities (“Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”), entered into or proposed to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and evidenced by one or more debt security certificates (each, a “Global Debt Certificate”); (iii) warrants (“Warrants”) to purchase Ordinary Shares, Debt Securities or other securities, which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (each, a “Warrant Agent”) and evidenced by one or more warrant certificates (each, a “Warrant Certificate”); (iv) subscription rights (“Subscription Rights”) to purchase Ordinary Shares, Debt Securities or other securities, which may be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into between the Company and an agent or agents (each, a “Subscription Rights Agent”) and evidenced by one or more subscription rights certificates (each, a “Subscription Rights Certificate”); (v) share purchase contracts of the Company (“Share Purchase Contracts”), obligating the holders thereof to purchase from the Company, and

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the Company to sell to such holders, Ordinary Shares at a future date or dates, which may be issued under one or more share purchase contract agreements proposed to be entered into by the Company and a share purchase contract agent or agents to be named (each, a “Share Purchase Contract Agent”) and evidenced by one or more share purchase contract certificates (each, a “Share Purchase Contract Certificate”); (vi) share purchase units of the Company (“Share Purchase Units”), each representing ownership of a Share Purchase Contract, Warrants and/or Debt Securities or debt obligations of third parties, including U.S. Treasury securities, other share purchase contracts or ordinary shares, securing an obligation of the holder thereof to purchase Ordinary Shares under such holder’s Share Purchase Contract, which may be issued under one or more share purchase unit agreements proposed to be entered into by the Company and a share purchase unit agent or agents to be named (each, a “Share Purchase Unit Agent”) and evidenced by one or more share purchase unit certificates (each, a “Share Purchase Unit Certificate”); and (vii) such indeterminate number of Ordinary Shares and amount of Debt Securities, Warrants, Subscription Rights, Share Purchase Contracts and Share Purchase Units, as may be issued upon conversion, exchange or exercise of any Debt Securities, Warrants, or the settlement of any Subscription Rights, Share Purchase Contracts or Share Purchase Units, including such Ordinary Shares as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to the sale of the Company’s Ordinary Shares from time to time by certain shareholders of the Company to be named in a prospectus supplement, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act (the “Secondary Shares”). The Ordinary Shares, Debt Securities, Warrants, Subscription Rights, Share Purchase Contracts, Share Purchase Units, Indeterminate Securities and Secondary Shares are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Offered Securities; and

(ii)	the Indenture and the form of Global Debt Certificate included therein, to be filed as Exhibit 4.2 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, including the Company, have been duly organized and are and will continue to be validly existing and in good standing, and have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of incorporation or organization, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect thereof on such parties. We have assumed that any Ordinary Shares included in the Offered Securities are or will be duly authorized, validly issued, fully paid and non-accessible. We have also assumed that the Indenture and any supplemental indenture thereto, Warrant Agreements, Subscription Rights Agreements, Share Purchase Contract Agreements and Share Purchase Unit Agreements have been or will be duly authorized, executed and delivered by the Trustee, Warrant Agents, Subscription Rights Agents, Share Purchase Contract Agents or Share Purchase Unit Agents, as the case may be, and, in the case of the Indenture, in substantially the form reviewed by us, and that any Global Debt Certificates, Warrant Certificates, Subscription Rights Certificates, Share Purchase Contract Certificates and Share Purchase Unit Certificates, that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Warrant Agent, Subscription Rights Agent, Share Purchase Contract Agent or Share Purchase Unit Agent, as the case may be. We have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements, Subscription Rights Agreements, Share Purchase Contract Agreements and Share Purchase Unit Agreements, and that such choice in each case is a valid and legal provision.

In addition, we have assumed that the terms of the Offered Securities of the Company will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture, the Offered Securities of the Company and each Warrant Agreement, Subscription Rights Agreement, Share Purchase Contract Agreement and Share Purchase Unit Agreement, will not violate, conflict with or constitute a default under (i) the memorandum and articles of association of the Company (the “Memorandum and Articles of Association”), (ii) any agreement or instrument to which the Company or its properties are subject, (iii)

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any law, rule or regulation to which the Company or its properties is subject, (iv) any judicial or regulatory order or decree of any governmental authority or (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) the Company has duly authorized the filing of the Registration Statement under Irish law; (ii) prior to the issuance of any Offered Securities, the Company will have duly authorized the issuance and terms of the Offered Securities under Irish law; (iii) prior to the issuance of any Offered Securities, the Indenture and each Warrant Agreement, Subscription Rights Agreement, Share Purchase Contract Agreement and Share Purchase Unit Agreement, will be duly authorized, executed and delivered by the Company under Irish law; (iv) the execution and delivery by the Company of the Indenture and each Warrant Agreement, Subscription Rights Agreement, Share Purchase Contract Agreement and Share Purchase Unit Agreement and the performance by the Company of its obligations thereunder did not and will not violate or conflict with any laws of Ireland; and (v) the Company has and will have otherwise complied with all aspects of the laws of Ireland in connection with the issuance of the Offered Securities as contemplated by the Registration Statement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the laws of the State of New York and the United States of America, in each case, that, in our experience, are normally applicable to securities of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to any non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.

With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii)

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if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any supplemental indenture thereto, officers’ certificate or board resolution in respect of such Offered Debt Securities have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture thereto, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Memorandum and Articles of Association or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Global Debt Certificates evidencing the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture thereto and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable Indenture and supplemental indenture thereto, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies, (g) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (h) principles of comity or constitutionality.

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2.

With respect to any Warrants offered by the Company, including any Indeterminate Securities (the “Offered Warrants”), when (i) the Registration Statement as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Memorandum and Articles of Association or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Warrant Certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed on a Current Report on Form 8-K or as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (e) principles of comity or constitutionality.

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3.	With respect to any Subscription Rights, including any Indeterminate Securities (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Subscription Rights are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subscription Rights and the Offered Securities of the Company into which the Offered Subscription Rights are exercisable, the consideration to be received therefor and related matters; (v) a Subscription Rights Agreement relating to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Agreement so as not to violate any applicable law, the Memorandum and Articles of Association or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Rights Agent; and (vii) the Subscription Rights Certificates evidencing the Offered Subscription Rights have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement and duly issued and sold in the applicable form to be filed on a Current Report on Form 8-K or as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the applicable Subscription Rights Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (e) principles of comity or constitutionality.

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4.

With respect to any Share Purchase Contracts offered by the Company, including any Indeterminate Securities (the “Offered Share Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Share Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Share Purchase Contracts are to be sold pursuant to firm commitment underwritten offering, the underwriting agreement with respect to the Offered Share Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Share Purchase Contracts and related matters; (v) a Share Purchase Contract Agreement relating to the Offered Share Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Share Purchase Contracts and of their issuance and sale have been duly established with the applicable Share Purchase Contract Agreement so as not to violate any applicable law, the Memorandum and Articles of Association or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Share Purchase Contract Agent; and (vii) the Share Purchase Contract Certificates evidencing the Offered Share Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Share Purchase Contract Agreement and duly issued and sold in the applicable form to be filed on a Current Report on Form 8-K or as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Share Purchase Contracts, when issued and sold or otherwise distributed in accordance with the applicable Share Purchase Contract Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered

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in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (e) principles of comity or constitutionality.

5.

With respect to any Share Purchase Units, including any Indeterminate Securities (the “Offered Share Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Share Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Share Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Share Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Share Purchase Units and related matters; (v) a Share Purchase Unit Agreement relating to the Offered Share Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Share Purchase Units and the related Offered Share Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Share Purchase Unit Agreement of which the Share Purchase Contracts are a component so as not to violate any applicable law, the Memorandum and Articles of Association or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Share Purchase Unit Agent; (vii) any Debt Securities of the Company included in such Offered Share Purchase Units have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (viii) the Share Purchase Unit Certificates evidencing the Offered Share Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Share Purchase Unit Agreement and duly issued and sold in the applicable form to be filed on a Current Report on Form 8-K or as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Share Purchase Units, when issued and sold or otherwise distributed in accordance with the applicable Share Purchase Unit Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute

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valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (e) principles of comity or constitutionality.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP